Exhibit 3.3

er Sala , L El - .1 WRITT T4c r yilt SEARBNCIL W orrELNA,7101A4. DE VIZOI P T ortocaNATKR! LiadirsikpacE. Mug a mgicaitygir iharkhogIime Eateroadonal crF Naas Cdoets*EN Nrita CD:rmentai. -c.orporkftnn, Rtatil =gaud lei chEputr 73 of the Nverma Riniliod Surges bmitry comint io, warm anil mils by mime:maw milt= COMM: 1AC elPhamirij raidgim3- i n gAMIN. W CILOPicfr W r VAATIMF-P.ICT IINIXVURATIOS 'ArliTREAS, ecommetits with Ebo tromped= . ;e1MLNI FUtEriZErt Jut =km *Are Itzthimirs Actaeon thiltgaleAlleUSE I D. M k 'Dy and Awns tho to3permea, Rithird ARA. lade Illiddtacd. Clary Lewit. V lead Rips LiaLkod. I MtIA Vterin 2 Carpzades and hiatLexisa frrtgrnid caw #e—teited,. a figisimh Wrier bends Caiporadon, rhldn p.dirrj, Carporeltai him ■ paxl to ibmii W TEEERBFORg SERSOLvE0., tit Crirrilc alm ix lYltitcrilad co:crad tip Trainyoridun Aiwa ID -eau of :Ws carp:Lim co -Cliza Wikid To& etrptsmice. The undirtignpi w e the OA Cuemni &di iddidt6 airPralds = cm!' ve *Ai CklEpllifati EMI*4 met limon awl ttr msdieeivebt tigbir tha thi lepokagei fertra. htaN hypo the =we Noir Emiterftt Nil if Beamlod it I ipecial rnedtile IV aim sneklzddra ddy =log mid hid. Pa144: Avirum C•C 13hlr1 :1Gib7 WD +r -a•M - -U¢4 L xi r /Idle .E b4 P.131112et The wctemigaxl. Agr" T1it lida M uni: dill b. Baal. to tv corporeit Me Ora- Of dm Ofirpertatiers tnd WO& a Tun Elmwaf. rod tb4 firstikrz W ise t rellOilltUni iQk fOrtil Qum shalt have Leon forum tad riffict J. :if IdtriXed at i irpecF.L1 1740:i9gg of the Sowd vd ndgictora Guy ind h id. M ir dixurceint nur5i bib MG M in caurelopie4, each al viellicti chill ba draracci Aid% ;Ruth= ih.cfl r.FE litigate mar End the ilma itailltrureg M Datod; M ir= I t )010 M H. H AnTel H.B. Or hu m Clavid : M N Ray Hai W ang r4711114.L mat: illairJ1101:1 2. — L —ZH El z ; kt*Z EP 1 IS Eitel 4 . '7 c ••• -1LIO* W re Or LS RCP' CIITihR ihricIFL T.11 ilearia 6232 I. 44-14 TIPP imilffliPod 'Wm dial 610 Com m Adak •IMEd da. p w ricwa e tf Cialgadva ML101.1 *wort Fed The oirkilipai Furew htar takhlachNii I ribovt vti a — mem fano ad _ si if A tf!" la imigsgarlsa 'mega" DirnElEs digy M OW KM1 Md. daculwar zwe Nil 5 = Jsri. otedwAl Bria b. m ad OD Dilailogo ing .22 141•16 " w ily ital WIMP/Mk OM SIM Mom initivolost Data g, ;too Imam EC iiikk David Amer LT C14 AuL V.1 :1=1111141.L la I .1:1! 111011) .Ber :1311111 11.1:1114ri 111 tulytt.nr, • L. L L I }. Com Jerad :1 a2 .794.1i —A i l FI 41 _Pe L LITJ Ir Alsid ygy .1101 VIM Eli Ogg *MN Aka NO ki crimPla r•bwiner-rmainmi w W MI* I OgaNI.04, eitisiriPal h4br ' opm kW MOM= 10 aidia Awn dal li m ey mar bat OW pi if a&ripa m a p iI iou of +x' lid die ir g .II iltrAMMLUN rr ormoil NMI NZ whim' Adiys imPentel 04014. ce Ulm * Ohm ti ti m eihk-mk thi Di a k Lti SCUI a4.1 ww,14:1 /4_114Erli:a :1111.14/ i l film +11 M ••• P. 02 Fray: 2152281387F "#;r7 '1 W m, that IPpb Ciussformojul dildetr Are r Wren tr 1;/{0 c. CIWietirriMelpiibet Out mid, I pert ilitftrt seri rti IvrThirrairrdl Wilber Aro' 111,1 bretRphillwia Iii reedj ilia:ire Aka. (Mire dz diva im idapiid. amiwitig a l* I n fd Mb[lftl Mara! Me Nil& drip ilerfti1 0 4 Li Egm:riprieIL egaiazz-Fharn.. twa- k of iet Avg "1"iMe di ail a Ilitiladdi ar lath. "4IAFP iime *or I !pi I to nalirp pm la Dr 41411 lar &owe Jwrb 7 mem rffiEfigh Ai w a gli.D M T orrp— .4 .1,0,1